                                                                    EXHIBIT 4.21

                                                                  CONFORMED COPY


     CONSENT AND WAIVER dated as of June 30, 2001 (the "Consent"), to the Credit Agreement dated as of April 30, 1998, as amended (the "Credit Agreement"), among JAFRA COSMETICS INTERNATIONAL, INC. (formerly CDRJ Acquisition Corporation), a Delaware corporation ("JCI"), JAFRA COSMETICS INTERNATIONAL, S.A. de D.V., a sociedad anonima decapital variable organized under the laws of Mexico (together with JCI, the "Borrowers"), CDRJ INVESTMENTS
(LUX) S.A., a societe anonyme organized under the laws of Luxemburg ("Parent"), the several banks and financial institutions party to the Credit Agreement (the "Lenders"), the Issuing Bank and CREDIT SUISSE FIRST BOSTON, a bank organized under the laws of Switzerland, acting through its New York branch, as administrative agent (in such capacity, the "Administrative Agent").

     A. Pursuant to the Credit Agreement, the Lenders and the Issuing Bank have extended, and have agreed, credit to the Borrowers.

     B. Parent and the Borrowers have requested that the Required Lenders and the Administrative Agent consent to the purchase by the Borrowers of their Subordinated Notes in certain circumstances, and the Administrative Agent and the Required Lenders are willing to grant such consent, on the terms and subject to the conditions set forth herein.

     C. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.

     Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1.  Consent and Waiver.  Required Lenders and Administrative
Agent hereby consent to the purchase by the Borrowers of their Subordinated Notes in the open market from time to time, and hereby waive compliance by the Borrowers with the provisions of Section 6.10 of the Credit Agreement to the extend (but only to the extent) necessary to permit such purchases, in each case so long as (a) at the time of and immediately after giving effect to each such purchase, no Default or Event of Default shall have occurred and by continuing, (b) the aggregate principal amount of all such Subordinated Notes repurchased pursuant to this Consent shall not exceed $25,000,000 and (c) the aggregate purchase price of all such Subordinated Notes repurchased pursuant to this Consent shall not exceed $27,000,000.

     SECTION 2. Representations and Warranties. To induce the other parties hereto to enter into this Consent, each of Parent and each Borrower represents and warrants to each of the Lenders and the Administrative Agent that (a) the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, and (b) as of the dater hereof no Default or Event of Default has occurred and is continuing.

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     SECTION 3.  Conditions to Effectiveness.  This Consent shall become effective as of the date hereof upon receipt by the Administrative Agent of counterparts of this Consent that, when taken together, bear the signatures of Parent, the Borrowers, the Administrative Agent and the Required Lenders.

     SECTION 4. Effect of Consent. Except as expressly set forth herein, this Consent shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, Parent or either Borrower under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle Parent or either Borrower to a consent to, a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement as modified hereby. This Consent shall constitute a "Loan Document" for all purposes of the Credit Agreement and the other Loan Documents.

     SECTION 5. Counterparts. This Consent may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Consent by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

     SECTION 6 APPLICABLE LAW. THIS CONSENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICTS OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

     SECTION 7. Notices. All notices hereunder shall be given in accordance with the provisions of Section 9.02 of the Credit Agreement.

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     SECTION 8.  Headings.  The headings of this Consent are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Consent to be duly executed by their duly authorized officers, all as of the date and year first above written.



                                      JAFRA COSMETICS INTERNATIONAL INC.

                                       by
                                       /s/  Michael A. DiGregorio
                                       --------------------------------------
                                       Name: Michael A. DiGregorio
                                       Title: Senior Vice President and CFO



                                       JAFRA COSMETICS INTERNATIONAL
                                       S.A. DE C.V.

                                       by
                                       /s/  Michael A. DiGregorio
                                       --------------------------------------
                                       Name: Michael A. DiGregorio
                                       Title: Senior Vice President and CFO



                                       CDRJ INVESTMENTS (LUX) S.A.,

                                       by
                                       /s/  Michael A. DiGregorio
                                       --------------------------------------
                                       Name: Michael A. DiGregorio
                                       Title: Senior Vice President and CFO


                                       CREDIT SUISSE FIRST BOSTON,
                                       individually and as Administrative Agent,

                                        by
                                        /s/  David W. Kratovil
                                        --------------------------------------
                                        Name: David W. Kratovil
                                        Title: Director


                                        /s/  James P. Moran
                                        --------------------------------------
                                        Name: James P. Moran
                                        Title: Director

                                                               SIGNATURE PAGE TO
                                                              CONSENT AND WAIVER
                                                      DATED AS OF JUNE 30, 2001,
                                                          TO THE JAFRA COSMETICS
                                                                CREDIT AGREEMENT


NAME OF LENDER:  THE CHASE MANHATTAN BANK


                                   by
                                      /s/ Kathryn A. Duncan
                                      -----------------------------------
                                      Name: Karthryn A. Duncan
                                      Title: Vice President


NAME OF LENDER:  HSBC BANK USA


                                   by
                                      /s/ Renata E. Szirmai
                                      -----------------------------------
                                      Name: Renata E. Szirmai
                                      Title: Vice President

NAME OF LENDER:  BANK OF AMERICA


                                   by
                                      /s/ Orlando Loera
                                      -----------------------------------
                                      Name: Orlando Loera
                                      Title: Executive Vice President
NAME OF LENDER:  BANK OF NEW YORK


                                   by
                                      /s/ Mehrasa Raygani
                                      -----------------------------------
                                      Name: Mehrasa Raygani
                                      Title: Vice President
NAME OF LENDER:  CITY NATIONAL BANK


                                   by
                                      /s/ Steve Sloan
                                      -----------------------------------
                                      Name: Steve Sloan
                                      Title: Senior Vice President